                                                                   EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (herein referred to as "Agreement") is made and entered into this 22nd day of July, 1995, by and among TriNet Employer Group, Inc. a California corporation (herein referred to as the "Company"), and Martin Babinec (herein referred to as "Employee").

     Whereas, the Employee is presently the President and Chief Executive Officer of the Company, and Employee desires to continue such employment upon the terms and conditions herein set forth; and

     Whereas, this Agreement is being entered into in connection with the issuance and sale of the Company's Series E Preferred Stock and the execution of this Agreement is a condition of closing of such financing;

     Now, Therefore, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

1.   Employment.

     The Company hereby continues to employ Employee as the President and Chief Executive Officer of the Company, and Employee hereby agrees to continue such employment upon the terms and conditions herein set forth.

2.   Term Of Agreement.

     This Agreement shall commence as of the date hereof and shall continue for an initial term through December 31, 1997 (unless terminated earlier as hereinafter provided) and thereafter on a year to year basis unless and until Employee's employment hereunder shall be terminated by either the Company or Employee giving to the other party one year's prior written notice of the termination of this Agreement after expiry of the initial term.

3.   Duties Of Employee.

     (a) Duties. Employee is employed as the President and Chief Executive Officer of the Company. Employee's duties shall be such executive, managerial, administrative, and professional duties as are commensurate with a position as a President and Chief Executive Officer and as shall be reasonably assigned by the Board of Directors of the Company (such duties shall not, however, be inconsistent with Employee's duties as President and Chief Executive Officer), or if mutually agreed by the Board of Directors of the Company and Employee by the designee of the Board. Such duties shall include, without limitation, the following:

          (i) Preparing and submitting an annual budget for the Company to the Chairman or the designee of the Chairman for approval, to include the following:

               (1)  Details of new office openings.

                                      1.

               (2)  Budget head-count by staff category.

               (3) Details of proposed salary increases and/or changes to commission or profit sharing arrangements.

               (4)  Capital expenditures, with amounts over $5,000 itemized.

               (5) Monthly income statements detailing major categories of expenditures, with an explanation of variances from the prior year.

               (6)  Monthly statements of cash flow.

        (ii) Providing, by the fifteenth (15th) day of each month, monthly financial statements for the prior month, which include a consolidated income statement, cash flow and balance sheet with analysis of variances from budget.

        (iii)  Managing the Company with an objective of increasing profits.

        (iv)   Managing the Company's costs.

        (v)    Managing the Company's cash flow.

        (vi) Managing the development, maintenance, and implementation of recruiting policies and procedures.

        (vii) Managing the development, maintenance, and implementation of training policies and programs.

        (viii) Managing the development, maintenance, and implementation of a policy of periodic performance reviews.

        (xi) Managing the development, maintenance, and implementation of policies, systems and procedures that maintain high standards of candidate and client service.

        (x)    Recommending the opening and closing of offices, as appropriate.

        (xi) Managing the development, maintenance, and implementation of other corporate policies as required from time to time.

   (b) Authority Levels. Employee is authorized as President and Chief Executive Officer of the Company to incur and approve expenditures on behalf of the Company as follows:

        (i) Expenditures within the budget set at the commencement of the year. Material expenditures in excess of the Company budget must be approved by the Board of Directors of the Company prior to incurring such expenditure.

        (ii) Employee shall have the authority to purchase, lease or rent additional fixed assets, as required, up to $25,000 before prior approval is necessary from the Chairman of the Board of the Company.

                                      2.

     (c) Engaging in Other Employment. During the term of this Agreement, Employee shall during normal working hours (unless prevented by ill health or accident and except during vacations and holidays) devote the whole of his time, attention and abilities to carrying out his duties hereunder and Employee shall not directly or indirectly render any services of a business, commercial, or professional nature, to any other person or organization not designated by the Board of Directors of the Company, whether for compensation or otherwise, or have any financial interest in any other business or profession without the prior written consent of the Board of Directors of the Company. Nothing in this
Section 3(c) shall preclude Employee from holding or acquiring less than five percent (5%) of the outstanding shares or other securities of any other company, which is publicly traded, by way of bona fide investment or prevent Employee from continuing to act as a volunteer for non-profit organizations and to pursue speaking engagements in areas associated with the Company's business, provided that such activities do not materially impact Employee's performance of his duties hereunder.

     (d) Loyal and Conscientious Performance. Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all the duties and obligations required of him by the terms of this Agreement. Employee agrees he shall use his best efforts to promote the interests and reputation of the Company and not do anything which is to the detriment of the interests of the Company.

     (e) Uniqueness of Employee's Services. Because of Employee's expertise and his reputation in the industry, the services to be performed by Employee, under the terms of this Agreement, are of a special, unique, unusual, extraordinary, and intellectual character, which gives the services a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore expressly agrees that the Company, in addition to any other rights or remedies which the Company may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this contract by Employee.

4.   Compensation And Benefits.

     (a) Salary. For all the services to be rendered by Employee in any capacity hereunder, during the period through December 31, 1997, the Company shall pay Employee an annual base salary of $120,000, which amount may be increased but not decreased by the Chairman following Employee's annual performance review. Employee's annual base salary shall be subject to such social security, unemployment insurance, withholding taxes and other payroll deductions as are required to be made by law and shall be paid in equal installments consistent with the Company's practices for its employees.

     (b) Bonus. During the term of this Agreement, Employee shall be paid an annual performance related bonus (the "Bonus") as agreed in writing from time to time by Employee and the Board of Directors, including the affirmative approval of the member of the Board elected by the Series E Preferred Stock, which bonus shall not exceed 50% of Employee's annual salary.

     (c) Fringe Benefits. So long as Employee remains in the employ of the Company or an affiliate of the Company, Employee shall:

                                      3.

          (i) Insurance. Continue to be provided with health insurance coverage consistent with the Company's existing policy and be provided with life and disability insurance as agreed in writing from time to time between Employee and the Company. In particular, the Company shall continue to pay the premiums for the two existing universal life insurance policies in the name of Employee at their current benefit levels, on behalf of the same named beneficiaries under such policies but in no event shall the Company be liable for premiums for such life insurance in excess of $15,000 per year.

          (ii) Vacation/Sick Days. Be provided with time off consistent with that provided to other employees of the Company, however, Employee shall be entitled to up to five weeks vacation annually (provided, that Employee's maximum ceiling of accrued unused vacation shall be seven weeks) and sick days in accordance with the standard policies of the Company. Upon termination of employment, Employee shall be paid for unused vacation but not for sick days.

          (iii) Car. Be provided with the use of a leased car by the Company (the annual cost of which to the Company, including maintenance and other costs, is not to exceed $12,000).

          (iv) Other Benefits. Be provided with other fringe benefits that are consistent with Company policy and that are more fully described on Exhibit A attached hereto, except to the extent that such fringe benefits are modified by this Agreement.

5.   Noncompetition By Employee.

     (a) Noncompetition and Nonsolicitation. During the term of Employment and subject to the terms of this Section 5, for a period of two (2) years following the termination of Employee's employment with the Company and absent the Company's prior written approval following instruction by its Board including the Board representative elected by the holders of the Series E Preferred Stock, Employee will not:

          (i) directly or indirectly engage in activities (similar or reasonably related to those in which Employee has engaged in during his employment with the Company) nor render services (similar or reasonably related to those which Employee has rendered during his employment with the Company) in either case to any firm or business organization which directly or indirectly competes with the Company in any line of business engaged in (or planned to be engaged in as evidenced by any writing by the Board of Directors of the Company or any officers and/or employees of the Company; or any oral discussions by the Board of Directors of the Company or any officers and/or employees of the Company; or any minutes or writing regarding any Company meetings, including meetings of the Board; or any strategic or business plan of the Company) by the Company, whether now existing or hereafter established; and/or

          (ii) divert or attempt to divert from the Company any business of any kind in which it is engaged, including, without limitation, diversion through the solicitation of customers of the Company and interference with any of the Company's suppliers or customers; and/or

          (iii) solicit for employment any person employed by the Company at any time before or during the one year period following termination of this Agreement; and/or

                                      4.

          (iv) engage in such activities nor render such services to any other person or entity engaged or about to become engaged in such activities to, for or on behalf of any such firm or business organization, and Employee agrees not to entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by Employee, would violate any provision of the Company's standard form of Proprietary Information Agreement; and/or

          (v) invest in any company or business engaging in any of the foregoing.

     (b) Breach of Non-Competition Covenant. In the event that Employee breaches the noncompetition or nonsolicitation covenant set forth in Section 5(a) above, the right to receive the termination benefits as set forth in
Section 7(c) below shall immediately terminate. Except as otherwise provided by law, any and all benefits otherwise due to Employee pursuant to this Agreement shall cease.

6.   Nondisclosure.

     Except as may be required pursuant to an order of a court or except as to information which is already in the public domain through no action, failure to act or fault of Employee, Employee shall not, at any time, make use of, other than in the ordinary course of fulfilling his duties as an employee of the Company, divulge or otherwise disclose, directly or indirectly, any trade secret (including, without limitation, any customer or prospect list, data, record or financial information concerning the business, policies or operations of the Company or its affiliates which Employee may have learned on or prior to the date hereof or during the term of Employee's employment by the Company (as an employee, officer, director, consultant or otherwise) as a shareholder, officer, controlling person, agent or otherwise. Employee's obligations under this
Section 6 shall survive the termination of this Agreement.

7.   Termination.

     (a) This Agreement may be terminated by the Company prior to the end of its initial term and thereafter without one year's prior notice, as follows:

          (i)   due to the death of Employee;

          (ii) due to a disability which prevents Employee from performing his full duties for a period of 90 or more consecutive days, or 120 cumulative days during any 12 month period during the term of this Agreement; or

          (iii) for "cause" (as hereinafter defined).

     (b) For purposes of this Agreement, "cause" shall mean the occurrence of any of the following events during the term of this Agreement:

          (i) Employee's conviction for any felony or conviction or a plea of nolo contendre for fraud, embezzlement or misappropriation of money or other property of the Company;

                                      5.

          (ii) Employee's failure or refusal to perform his duties on behalf of the Company which duties are consistent with the scope and nature of Employee's responsibilities as set forth in Sections 1 and 3 of this Agreement and with the other provisions of this Agreement and which are not remedied by Employee within a reasonable time period after receipt of written notice of such alleged violative activities from the Board of Directors of the Company;

          (iii) Any act of gross negligence or corporate waste by Employee to the Company which materially adversely affects the business of the Company; or

          (iv) Any material breach of this Agreement or any serious breach of Employee's fiduciary duties owed to the Company.

     (c)  In the event of early termination of this Agreement pursuant to
Section 7(a) as permitted herein, and subject to the limitation of such benefits pursuant to Section 5 (b) above, Employee shall be entitled only to his base salary, bonus and benefits provided for herein for one year following such early termination; provided, however, that if Employee is terminated due to a disability, the amount of base salary paid pursuant to this Section 7(c) shall be reduced by the amount of any disability payments made to Employee.

     (d) Upon the termination of his employment hereunder for any reason whatsoever Employee shall immediately deliver to the Company all documents, statistics, accounts records, programs and other items of whatever nature or description which may be in his possession or under his control which relate in any way to the business or affairs of the Company or of any affiliated company and no copies of any such documents or any part thereof shall be retained by him.

8.   Misrepresentation.

     Employee shall not knowingly at any time make any untrue statement in relation to the Company, and in particular shall not after the termination of his employment hereunder wrongfully represent himself as being employed by or connected with the Company.

9.   Reimbursement Of Expenses.

     The Company shall reimburse Employee for all ordinary and necessary out-of-pocket expenses reasonably incurred by Employee on behalf of the business of the Company. Employee agrees to keep such records and logs as may be required by the relevant taxing authorities for the substantiation of each such business expense as a deduction on the Company's income tax returns.

10.  Indemnification.

     The Company agrees to indemnify, defend and hold Employee harmless from any and all actions, suits, proceedings, demands, judgments, liabilities, losses, costs and expenses (including, without limitation, all reasonable legal costs and disbursements) reasonably incurred by Employee in connection with any action brought against Employee based upon activities undertaken by Employee while acting as an employee or officer of the Company or any of its divisions or affiliates, in each case, while acting in good faith in connection therewith and in a

                                      6.

manner Employee reasonably believed to be in or not opposed to the best interests of the Company, its divisions or any of its affiliates.

11.  Notice.

     Any notices to be given hereunder by either party to the other may be effectuated either by personal delivery in writing or by mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties as follows:

          If to the Company:       TriNet Employer Group, Inc.
                                   101 Callan, Third Floor
                                   San Leandro, CA 94577
                                   Facsimile Number:  (510) 352-6480

          with a copy to:          Select Appointments Inc.
                                   Ziggurat Grosvenor Road
                                   St. Albans, Hertfordshire
                                   United Kingdom AL13HW
                                   Facsimile Number: (011) 441-727-842-841

          If to Employee:          Martin Babinec
                                   516 Beverly Avenue
                                   San Leandro, CA 94577
                                   Facsimile Number:  ____________

or to such other addresses as either the Company or Employee may designate by written notice to each other. Notices delivered personally shall be deemed duly given on the date of actual receipt; mailed notices shall be deemed duly given as of the fifth day after the date so mailed. Notices hereunder may be delivered by electronic facsimile transmission (fax) if confirmation by sender is made within three business days by mail or personal delivery.

12.  Inventions.

     (a) It shall be part of the normal duties of Employee at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company or any associated company with which he is concerned and for which he is responsible might be improved, and promptly to give to the Board of Directors of the Company full details of any invention or improvement which he may from time to time make or discover in the course of his duties, and to use his best efforts to further the interests of the Company with regard thereto. Subject to any contrary provisions of the laws of the United States or the State of California, the Company shall be entitled free of charge to all of Employee's rights, title and interest, if any, in any such invention or improvement and, so far as the law permits, to the exclusive use thereof.

     (b) Employee shall, if and when required so to do by the Company, at the expense of the Company apply or join with the Company in applying for patents or other protection in any part of the world for any such discovery, invention or process as aforesaid and shall at the expense of the Company execute and do or procure to be executed or done all instruments and

                                      7.

things reasonably necessary for vesting the said patent or other protection when obtained and all right, title and interest to and in the same in the Company or in such other person as the Company may require.

     (c) For the purpose of this clause Employee HEREBY IRREVOCABLY AUTHORIZES the Company as his attorney in his name to execute and do any documents or things which are required in order to give effect to the provisions of this
Section 12 and the Company is hereby empowered to appoint and remove at its pleasure any person as agent and substitute for and on behalf of the Company in respect of all or any of the matters aforesaid.

13.  Waiver Of Breach.

     The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

14.  Severability.

     The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

15.  Entire Agreement.

     Except as otherwise provided herein, this Agreement covers the entire understanding of the parties as to the employment of Employee, superseding all prior understandings and agreements, and no modification or amendment of its terms and conditions shall be effective unless in writing and signed by the parties or their respective duly authorized agents. Any modification or amendment of this Agreement on behalf of the Company shall require the consent of the Series E Preferred Board representative.

16.  Governing Law.

     This Agreement shall be interpreted, construed and governed according to the laws of the State of California.

17.  Attorneys' Fees And Costs.

     The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorneys' fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, jointly and severally, from the nonprevailing party or parties.

18.  Successors And Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, permitted assigns, legal representatives and heirs, but neither this Agreement

                                      8.

nor any rights hereunder shall be assignable by any of its parties except as permitted by this Section. Employee agrees that this Agreement may be assigned by the Company upon a sale, transfer or reorganization of the Company, and Employee shall perform all services required pursuant to this Agreement for any such assignee company.

     In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

                                    TriNet Employer Group, Inc.

                                    By  /s/ Martin Babinec
                                       ------------------------------------

                                    Title   President & CEO
                                          ---------------------------------



                                    Employee

                                               /s/ Martin Babinec
                                    ---------------------------------------
                                                   Martin Babinec

                                   Exhibit A
                                   ---------

                    YOUR BENEFITS AT TRINET EMPLOYER GROUP


                                  YOUR HEALTH

TriNet's cash benefits supplement covers most of your employee premiums for group health and dental plans.

A no coverage allowance is available to employees with other group health plans in force.

Health Plan:  You have a choice of four plans:

 . group health insurance from a nationwide insurance carrier (Travelers) with free choice of medical providers or a reduced cost PPO (preferred provider organization) option

 .  Traveler's EPO, which works like an HMO but on a national basis

 . HealthNet, a Health Maintenance Organization (HMO) with many local clinics participating

 .  Kaiser Permanente, a staff HMO

Dental Plan included with any health plan enrollment, usable at any dentist.

Our Flexible Benefits Plan lets you use pre-tax dollars for medical insurance premiums for your dependents and for out of pocket medical expenses.

Free counseling to you or family members through our Employee Assistance
Program.

                               YOUR CONVENIENCE

 .  Direct deposit to any bank *

 .  Discounted checking and credit union *

 .  Discount recreational coupons *

 .  Pre-tax dependent care through our Flexible Benefits Plan *

 .  LegalSaver for low cost legal assistance

 .  An optional vision plan

 .  Price/Costco membership

                         * Available at no cost to you


                                 YOUR TIME OFF

 . A paid time off program in which you accrue time each year for vacation, illness, or personal time off. The number of days you accrue is based on your years with the company:


   Year                     Days                       Maximum*
   -----------------------------------------------------------------------
   First year               15 days                    n/a
   1-3 years                17 days                    22 days
   3+ years                 20 days                    25 days


 .  Additional time off for jury duty or bereavement.

 .  Six company paid holidays.

 . All employees are required to devote a minimum of 8 hours per quarter to their continuing professional development. Company paid courses and professional association memberships, when approved by your manager.


                            YOUR FINANCIAL SECURITY

Funded by TriNet:
----------------

 . A term life policy for $10,000 for all employees with an additional benefit for accidental death or dismemberment.

 . Group disability insurance, at no cost to you, which can replace up to 60% of your salary to age 65 for qualifying disabilities.

Other options available at your expense:
---------------------------------------

 . For you and your dependents, optional term life insurance up to ten times salary or $500,000.

 . Our private retirement account permits after tax savings through convenient payroll deduction.

The benefits listed are available to full time regular employees as of January, 1994. Benefits are subject to change. This is an abbreviated listing only; for full details, please refer to benefit plan coverage booklets.